EXHIBIT C

                                           KENNY LI
                                           Private Equity and M&A Svcs
MARSH
                                           March USA Inc.
                                           1166 Avenue of the Americas - 38th Fl
                                           New York, NY  10036
                                           212 345 1989 Fax 212 345 4213
                                           kenny.li@marsh.com
                                           www.marsh.com

June 23, 2003

Mr. Robert Aufenanger
Chief Financial Officer
Excelsior Alternative Investments
225 High Ridge Rd.
Stamford, CT  06905

Subject:
EXCELSIOR FUNDS FIDELITY BOND LIMIT REQUIREMENT

Dear Robert,

As requested, I have examined the Fidelity Bond limited requirements, as prescribed in Rule 17g-1, for the 10 funds insured under Bond 81458705. This limits analysis is based upon the total asset value of each fund as stated in the most recent renewal application.

The results of the anaysis are as follows:


              Fund                          Asset Value        Required Limit

UST Private Equity Investors Fund, Inc.      $ 4,022,153          $125,000
Excelsior Private Equity Fund II, LLC        $58,609,732          $400,000
Excelsior Venture Partners III, LLC         $133,442,868          $525,000
Excelsior Venture Investors III, LLC            $552,467           $75,000
Excelsior Hedge Fund of Funds, LLC          $136,175,125          $525,000
Excelsior Absolute Return Hedge
   Fund of Funds, LLC                                 $0           $50,000
Excelsior Absolute Return Hedge
   Fund of Funds, Ltd.                                $0           $50,000
Excelsior Absolute Return Hedge
   Fund of Funds Master Fund, LLC                     $0           $50,000
Excelsior Buyout Investors, LLC                       $0           $50,000
Excelsior Buyout Partners, LLC                        $0           $50,000
                                           TOTAL LIMIT:         $1,900,000


As you are aware, the limit under the current bond is $2,000,000. Therefore, according to these calculations, the bond amount is sufficient to meet the requirements of Rule 17g-1. Please contact me with any questions regarding the above. Thank you.

Best regards,


Kenny Li
Private Equity and M&A Svcs